Exhibit 99.1

             NATIONAL COAL CORP. REPORTS FIRST QUARTER 2007 RESULTS

- REVENUES FOR FIRST QUARTER 2007 TOTAL APPROXIMATELY $19 MILLION, DOWN 7.3% FROM $20.5 MILLION REALIZED IN THE FIRST QUARTER 2006 AND 11.6% FROM $21.5 MILLION IN THE FOURTH QUARTER 2006.

- COAL SALES TOTAL APPROXIMATELY 368,000 TONS, A 1% DECREASE VERSUS 372,000 TONS SOLD IN THE SAME PERIOD LAST YEAR AND AN 9.4% DECREASE VERSUS 406,000 TONS SOLD LAST QUARTER.

- COAL PRODUCTION FOR THE FIRST QUARTER 2007 TOTALED 300,792 TONS, DOWN 5.6% FROM 318,607 TONS PRODUCED IN THE SAME PRIOR-YEAR PERIOD.

- COST OF SALES DECREASED BY 15.1% AND 16.6% FROM THE FIRST QUARTER AND FOURTH QUARTER OF 2006, RESPECTIVELY. ON A PER TON BASIS, COST OF SALES DECREASED FROM $55.70 PER TON IN Q1 2006 TO $47.77 PER TON THIS QUARTER, OR 14.2%.

- TOTAL OPERATING EXPENSES DECREASED $3.3 MILLION, OR 12.5% FROM THE SAME PRIOR-YEAR PERIOD.

KNOXVILLE, TENN. - (May 15, 2007) - National Coal Corp. (Nasdaq: NCOC), a Central Appalachian coal producer, reports that during the three months ended March 31, 2007, it generated total revenues of $19.0 million primarily through the sale of 368,332 tons of coal. In the same period, the Company produced 300,792 tons and purchased 129,472 tons of coal. In the first quarter of 2006, the Company reported revenues of $20.5 million which were based on the sale of 372,109 tons of coal. That same quarter, National Coal produced 318,607 tons and purchased 106,215 tons of coal.

This quarter, National Coal reports decreased net and operating losses as compared to the first quarter 2006 and the fourth quarter 2006. The operating loss for the period ended March 31, 2007 decreased to $4.3 million, relative to the loss of $6.2 million reported in the same prior-year period, a decrease of $1.9 million. Further, it is a $0.9 million decrease from the $5.2 million operating loss reported in the fourth quarter of 2006. Net loss for the period ended March 31, 2007 decreased 22% to $6.0 million as opposed to the $7.7 million loss reported in the same prior-year period. The reported net loss for the first quarter 2007 is also down 20% relative to the $7.5 million loss reported in the fourth quarter of 2006.

Adjusted EBITDA totaled approximately $0.03 million compared to a negative $2.0 million in the year-ago quarter and a negative $1.3 million during the fourth quarter of 2006.

In the first quarter 2007, relative to the first quarter of 2006, the Company experienced an 11.5% decrease in sales price per ton. Also, when compared to the fourth quarter of 2006, the sales price per ton has decreased by 7%. In response to declining prices, the Company has focused its efforts on reducing production costs at least equal to the percentage decline in sales prices. In the first quarter 2007, the Company achieved 15.1% and 16.6% decreases in costs of sales versus the first and fourth quarters of 2006, respectively. A primary factor, representing 55% of the decrease from the first quarter 2006 to the first quarter 2007, is a $1.8 million charge related to the repair of the highwall miner damaged in March 2006.

"Our efforts are paying off and it's evident in the results of this quarter," explained Daniel Roling, President and CEO of National Coal. "We've made improvements designed to reduce costs and have completed the investments needed to increase production capacity. As a result, we are now well-positioned to increase our production when the time is right. Over the past year the entire industry has experienced rising inventories and declining sales prices. At electric utilities, coal stockpiles declined from their earlier highs because of the late winter weather. Looking forward, we are hopeful of a more balanced market going into the summer months. For our part, we have sustained, and will continue to sustain, ourselves by focusing on containing costs in preparation for the future."

On March 2, 2007 National Coal sold three million shares of its common stock at the February 28, 2007 closing consolidated bid price of $4.65 per share. Two institutional investors purchased 2.8 million shares and Daniel Roling purchased the remaining 200,000 shares. Proceeds from the sale were approximately $14.0 million and will be used for potential internal and external growth opportunities and to fund general operating and working capital needs.

As of March 31, 2007, National Coal controlled approximately 35.9 million estimated recoverable tons of coal. Mining complexes operating at National Coal include two underground mines, two surface mines, and one highwall mine. In addition, the Company has two active preparation plants and two active unit train loading facilities that are served by the CSX and Norfolk Southern railroads. National Coal also holds permits to open five mines close to current operations.

ABOUT NATIONAL COAL CORP. Headquartered in Knoxville, Tenn., National Coal Corp., through its wholly-owned subsidiary, National Coal Corporation, is engaged in coal mining in East Tennessee and Southeastern Kentucky. Currently, National Coal employs about 240 people and produces coal from mines in Tennessee and in Kentucky. National Coal sells steam coal to electric utilities in the Southeastern United States. For more information visit www.nationalcoal.com.

INFORMATION ABOUT FORWARD LOOKING STATEMENTS

THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" THAT INCLUDE INFORMATION RELATING TO FUTURE EVENTS AND FUTURE FINANCIAL AND OPERATING PERFORMANCE.
EXAMPLES OF FORWARD LOOKING-STATEMENTS INCLUDE ANTICIPATED BENEFITS OF IMPROVEMENTS AND AN ANTICIPATED MORE BALANCED COAL MARKET IN THE FUTURE. FORWARD-LOOKING STATEMENTS SHOULD NOT BE READ AS A GUARANTEE OF FUTURE PERFORMANCE OR RESULTS, AND WILL NOT NECESSARILY BE ACCURATE INDICATIONS OF THE TIMES AT, OR BY WHICH, THAT PERFORMANCE OR THOSE RESULTS WILL BE ACHIEVED. FORWARD-LOOKING STATEMENTS ARE BASED ON INFORMATION AVAILABLE AT THE TIME THEY ARE MADE AND/OR MANAGEMENT'S GOOD FAITH BELIEF AS OF THAT TIME WITH RESPECT TO FUTURE EVENTS, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL PERFORMANCE OR RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR SUGGESTED BY THE FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS THAT COULD CAUSE THESE DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO: (I) THE WORLDWIDE DEMAND FOR COAL; (II) THE PRICE OF COAL; (III) THE PRICE OF ALTERNATIVE FUEL SOURCES; (IV) THE SUPPLY OF COAL AND OTHER COMPETITIVE FACTORS; (V) THE COSTS TO MINE AND TRANSPORT COAL; (VI) THE ABILITY TO OBTAIN NEW MINING PERMITS; (VII) THE COSTS OF RECLAMATION OF PREVIOUSLY MINED PROPERTIES; (VIII) THE RISKS OF EXPANDING COAL PRODUCTION; (IX) THE ABILITY TO BRING NEW MINING PROPERTIES ON-LINE ON SCHEDULE; (X) INDUSTRY COMPETITION; (XI) OUR ABILITY TO CONTINUE TO EXECUTE OUR GROWTH STRATEGIES; AND (XII) GENERAL ECONOMIC CONDITIONS. THESE AND OTHER RISKS ARE MORE FULLY DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING THE COMPANY'S MOST RECENTLY FILED ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, WHICH SHOULD BE READ IN CONJUNCTION HEREWITH FOR A FURTHER DISCUSSION OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THEY ARE MADE. YOU SHOULD NOT PUT UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS. WE ASSUME NO OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS TO REFLECT ACTUAL RESULTS, CHANGES IN ASSUMPTIONS OR CHANGES IN OTHER FACTORS AFFECTING FORWARD-LOOKING INFORMATION, EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE SECURITIES LAWS. IF WE DO UPDATE ONE OR MORE FORWARD-LOOKING STATEMENTS, NO INFERENCE SHOULD BE DRAWN THAT WE WILL MAKE ADDITIONAL UPDATES WITH RESPECT TO THOSE OR OTHER FORWARD-LOOKING STATEMENTS.

                               NATIONAL COAL CORP.
                              CALCULATION OF EBITDA
                                   (UNAUDITED)


EBITDA is defined as net loss plus (i) other (income) expense, net, (ii) interest expense, (iii) depreciation, depletion, accretion and amortization minus (iv) interest income. Adjusted EBITDA is defined as EBITDA plus stock-based compensation expense. We present EBITDA and Adjusted EBITDA to enhance understanding of our operating performance. We use EBITDA and Adjusted EBITDA as a criteria for evaluating our performance relative to that of our peers, including measuring our cost effectiveness and return on capital, assessing our allocations of resources and production efficiencies and making compensation decisions. We believe that EBITDA and Adjusted EBITDA are operating performance measures that provide investors and analysts with a measure of our operating performance and permits them to evaluate our cost effectiveness and production efficiencies relative to competitors. However, EBITDA and Adjusted EBITDA are not measurements of financial performance under accounting principles generally accepted in the United States of America ("GAAP") and may not be comparable to other similarly titled measures of other companies. EBITDA and Adjusted EBITDA should not be considered as alternatives to cash flows from operating activities, determined in accordance with GAAP, as indicators of cash flows. The following reconciles our net loss to EBITDA and Adjusted EBITDA:

                                                  THREE MONTHS ENDED
                                      -----------------------------------------
                                              MARCH 31,
                                      --------------------------    DECEMBER 31,
                                          2007           2006           2006
                                      -----------    -----------    -----------
Net loss ............................ $(5,961,518)   $(7,678,894)   $(7,517,689)
Other (income) expense, net .........    (110,654)      (124,124)       527,304
Interest income .....................    (298,637)      (216,754)      (238,034)
Interest expense ....................   2,104,348      1,868,844      2,074,326
Depreciation, depletion,
  amortization and accretion ........   3,628,596      3,832,236      3,636,347
                                      -----------    -----------    -----------
EBITDA ..............................    (637,865)    (2,318,692)    (1,517,746)
Stock-based compensation expense (1)      669,368        348,848        222,404
                                      -----------    -----------    -----------
Adjusted EBITDA ..................... $    31,503    $(1,969,844)   $(1,295,342)
                                      ===========    ===========    ===========

(1) Includes $434,493 non-cash expense attributable to immediately exercisable options sold to the President and CEO by the Chairman of the Company's Board of Directors who is also the former President and CEO. The options, purchased for $10, allow for the purchase of 400,000 shares of National Coal common stock at an exercise price of $7.00 per share until December 31, 2008. The provisions of SFAS 123(R), SHARE-BASED PAYMENT, require recognition of a capital contribution and compensation expense at fair value for share-based payments awarded to an employee by a related party.

                               NATIONAL COAL CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                                                     MARCH 31,     DECEMBER 31,
                                                                       2007            2006
                                                                   ------------    ------------
ASSETS
Current assets
   Cash and cash equivalents ...................................   $  9,690,013    $  2,180,885
   Accounts receivable .........................................      3,255,461       3,712,779
   Inventory ...................................................      4,507,390       2,221,742
   Prepaid and other current assets ............................        697,139         867,247
                                                                   ------------    ------------
     Total current assets ......................................     18,150,003       8,982,653

   Assets held for sale ........................................           --           640,649
   Property, plant equipment and mine development, net .........     54,055,169      55,837,627
   Deferred financing costs ....................................      2,709,670       2,856,534
   Restricted cash .............................................     17,447,614      17,246,751
   Other non-current assets ....................................        689,747         427,516
                                                                   ------------    ------------
     Total Assets ..............................................   $ 93,052,203    $ 85,991,730
                                                                   ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
   Current maturities of long-term debt ........................   $  3,898,009    $  4,720,671
   Current installments of obligations under capital leases ....        210,862         351,668
   Current portion of asset retirement obligations .............      1,245,659       1,378,967
   Accounts payable and accrued expenses .......................      9,738,445      11,981,495
                                                                   ------------    ------------
     Total current liabilities .................................     15,092,975      18,432,801

   Long-term debt, less current maturities, net of discount ....     64,103,994      62,093,134
   Obligations under capital leases, less current installments .        156,749         321,071
   Asset retirement obligations, less current portion ..........      6,002,206       5,835,927
   Deferred revenue ............................................        903,815       1,032,426
   Other non-current liabilities ...............................        265,548         199,430
                                                                   ------------    ------------
     Total liabilities .........................................     86,525,287      87,914,789
                                                                   ------------    ------------

Commitments and contingencies ..................................           --              --

Stockholders' equity (deficit)
   Series A convertible preferred stock, $.0001 par value;
     8% coupon; 1,611 shares authorized; 702.54 and
     782.54 shares issued and outstanding at March 31, 2007
     and December 31, 2006, respectively .......................           --              --
   Common stock, $.0001 per value; 80 million shares authorized;
     19,540,745 and 16,340,744 shares issued and outstanding
     at March 31, 2007 and December 31, 2006, respectively .....          1,954           1,634
   Additional paid-in capital ..................................     56,460,876      42,049,703
   Accumulated deficit .........................................    (49,935,914)    (43,974,396)
     Total stockholders' equity (deficit) ......................      6,526,916      (1,923,059)
                                                                   ------------    ------------
     Total liabilities and stockholders' equity (deficit) ......   $ 93,052,203    $ 85,991,730
                                                                   ============    ============

                               NATIONAL COAL CORP.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                   THREE MONTHS ENDED MARCH 31,
                                                   ----------------------------
                                                       2007            2006
                                                   ------------    ------------
Revenues
  Coal sales ...................................   $ 18,813,897    $ 20,237,770
  Other revenues ...............................        221,048         230,962
                                                   ------------    ------------
   Total revenues ..............................     19,034,945      20,468,732
                                                   ------------    ------------

Expenses
  Cost of sales ................................     17,593,913      20,730,715
  Depreciation, depletion, amortization
    and accretion ..............................      3,628,596       3,832,236
  General and administrative ...................      2,078,897       2,056,709
                                                   ------------    ------------
   Total operating expenses ....................     23,301,406      26,619,660
                                                   ------------    ------------

Operating loss .................................     (4,266,461)     (6,150,928)
                                                   ------------    ------------

Other income (expense)
  Interest expense .............................     (2,104,348)     (1,868,844)
  Interest income ..............................        298,637         216,754
  Other income (expense), net ..................        110,654         124,124
                                                   ------------    ------------
   Total other income (expense) ................     (1,695,057)     (1,527,966)
                                                   ------------    ------------

Net loss .......................................     (5,961,518)     (7,678,894)

Preferred stock dividend .......................       (207,875)       (240,599)
                                                   ------------    ------------
Net loss attributable to common shareholders ...   $ (6,169,393)   $ (7,919,493)
                                                   ============    ============
Basic net loss per common share ................   $      (0.35)   $      (0.56)
                                                   ============    ============
Diluted net loss per common share ..............   $      (0.35)   $      (0.56)
                                                   ============    ============
Weighted average common shares .................     17,509,633      14,076,661
                                                   ============    ============

                               NATIONAL COAL CORP.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                                                        THREE MONTHS ENDED MARCH 31,
                                                                        ----------------------------
                                                                            2007            2006
                                                                        ------------    ------------
Cash flows from operating activities
  Net loss ..........................................................   $ (5,961,518)   $ (7,678,894)
  Adjustments to reconcile net loss to net cash provided by operating activities:
     Depreciation, depletion, amortization and accretion ............      3,628,596       3,832,236
       Amortization of deferred financing costs .....................        172,211         142,258
       Amortization of notes discount ...............................        161,331         142,843
       Gain on disposal of assets ...................................       (164,457)       (115,579)
       Gain on extinguishment of debt ...............................         50,720          (8,544)
       Settlement of asset retirement obligations ...................       (191,514)        (68,316)
     Non-cash compensation:
       Stock option expense .........................................        234,875         348,848
       Related party option expense .................................        434,493            --
     Changes in operating assets and liabilities:
       Decrease (increase) in accounts receivable ...................        457,317        (737,649)
       Increase in inventory ........................................     (2,285,648)     (1,362,443)
       Decrease (increase) in prepaid and other current assets ......        170,108        (388,320)
       Decrease in other non-current assets .........................         27,903            --
      (Decrease) increase in accounts payable and accrued expenses ..     (2,079,607)      4,665,778
       Increase (decrease) in other non-current liabilities .........         66,117          (2,787)
       Decrease in deferred revenue .................................       (128,611)        (26,144)
                                                                        ------------    ------------
         Net cash flows used in operating activities ................     (5,407,684)     (1,256,713)
                                                                        ------------    ------------

Cash flows from investing activities
  Capital expenditures ..............................................     (1,358,241)    (10,576,902)
  Proceeds from sale of equipment ...................................      1,040,932         385,000
  Increase in restricted cash .......................................       (200,864)     (7,797,607)
  Increase in prepaid royalties .....................................       (290,134)       (188,880)
                                                                        ------------    ------------
     Net cash flows used in investing activities ....................       (808,307)    (18,178,389)
                                                                        ------------    ------------

Cash flows from financing activities
  Proceeds from issuance of common and preferred stock ..............     13,950,000           9,018
  Proceeds from exercise of options and warrants ....................           --           223,300
  Proceeds from issuance of notes payable ...........................        441,077            --
  Proceeds from borrowings on Term Loan Credit Facility .............      2,000,000            --
  Repayments on notes payable .......................................     (1,664,548)     (1,059,932)
  Repayments of capital leases ......................................       (604,747)        (69,712)
  Payments for deferred financing costs .............................        (25,346)        (14,410)
  Dividends paid ....................................................       (371,317)           --
                                                                        ------------    ------------
     Net cash flows provided by (used in) financing activities ......     13,725,119        (911,736)
                                                                        ------------    ------------

NET INCREASE (DECREASE) IN CASH .....................................      7,509,128     (20,346,838)
Cash and cash equivalents at beginning of period ....................      2,180,885      25,434,988
                                                                        ------------    ------------
Cash and cash equivalents at end of period ..........................   $  9,690,013    $  5,088,150
                                                                        ============    ============

                               NATIONAL COAL CORP.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                   (UNAUDITED)
                                                                          THREE MONTHS ENDED MARCH 31,
                                                                          ----------------------------
                                                                              2007            2006
                                                                          ------------    ------------
Supplemental disclosures
  Interest paid in cash ...............................................   $    313,929   $    120,159
  Non-cash investing and financing transactions:
    Preferred stock dividends converted to common stock ...............           --           16,127
    Equipment acquired via installment  purchase  obligations and notes
      payable .........................................................        250,338        477,967
    Equipment acquired via capital leases .............................        248,900        265,300